UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

May 23, 2018

(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 North Canal St.

Natchez, Mississippi 39120

(Address of principal executive offices, including zip code)

(601) 442-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Cimarex Purchase Agreement

On May 23, 2018, Callon Petroleum Operating Company (“CPOC”), a wholly owned subsidiary of Callon Petroleum Company (“Callon” or the “Company”), entered into a purchase and sale agreement (the “Cimarex Purchase Agreement”) with Cimarex Energy Co. and certain of its subsidiaries (collectively, the “Seller”) for the purchase of certain producing oil and gas properties and undeveloped acreage in the Delaware Basin (the “Cimarex Acquisition”) for total consideration of $570 million in cash (the “Consideration”), subject to customary purchase price adjustments in accordance with the Cimarex Purchase Agreement. The agreed upon effective date of the transaction is April 1, 2018. In connection with the execution of the Cimarex Purchase Agreement, CPOC has agreed to pay a deposit in the amount of $28.5 million (the “Deposit”) on the same day as the date of the Cimarex Purchase Agreement.

Consummation of the Cimarex Acquisition is subject to the completion of various customary conditions, including, among others (1) the accuracy of the representations and warranties of the parties as of the closing date, (2) the performance of various covenants and agreements of the parties through the closing date, (3) the execution of certain ancillary documents, and (4) limitation on the sum of all purchase price adjustments made pursuant to the Cimarex Purchase Agreement. The Cimarex Acquisition is expected to close on or before September 10, 2018.

The Cimarex Purchase Agreement contains certain termination rights for CPOC and the Seller, including if the closing has not occurred on or prior to September 30, 2018, through no fault of the terminating party.

If the Seller terminates the Cimarex Purchase Agreement because CPOC has failed to satisfy conditions to closing through no fault of the Seller and the conditions to closing of Seller have been satisfied or waived, Seller is entitled to retain the Deposit as liquidated damages as its sole remedy. If CPOC terminates the Cimarex Purchase Agreement because the Seller has failed to satisfy conditions to closing through no fault of CPOC and the conditions to closing of CPOC have been satisfied or waived, CPOC is entitled to the return of the Deposit and all other remedies available at law, including the enforcement of specific performance.

The foregoing description of the Cimarex Purchase Agreement is qualified in its entirety by reference to the text of the Cimarex Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Report and is incorporated in this Report by reference.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure. Press Release

On May 24, 2018, the Company issued a press release, attached as Exhibit 99.1, announcing the acquisition described above. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Website Presentation

The Company has posted on its website, as of May 24, 2018, a presentation that includes additional information on the pending transaction. The presentation, entitled “Acquisition Overview” may be found by navigating our website at: www.callon.com, selecting “Investors” then “Presentations.”

The information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement between Cimarex Energy Co., Prize Energy Resources, Inc., and Magnum Hunter Production, Inc. and CPOC dated May 23, 2018#.

99.1	Press release dated May 24, 2018 announcing the Cimarex Acquisition.

#	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

Exhibit Index

Exhibit Number	Title of Document

2.1	Purchase and Sale Agreement between Cimarex Energy Co., Prize Energy Resources, Inc., and Magnum Hunter Production, Inc. and CPOC dated May 23, 2018#.

99.1	Press release dated May 24, 2018 announcing the Cimarex Acquisition.

#	Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any such omitted Exhibit or Schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company (Registrant)

May 24, 2018	By: /s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer